Exhibit 10.6

AMENDMENT TO SECURITIES EXCHANGE AGREEMENT

* * * *

THIS AMENDMENT TO SECURITIES EXHANGE AGREEMENT (the “Amendment”) dated as of May 11, 2007 by and among Power of the Dream Ventures, Inc. f/k/a “Tia V, Inc.”, having its principal place of business located at 1095 Budapest, Soroksari ut 94-96, Republic of Hungary (the “Issuer”), Mary Passalaqua, having an office at 7325 Oswego Road, Suite D, Liverpool, New York 13090 (“Issuer Shareholder”), Vidatech Kft., a limited liability company organized and existing under the laws of the Republic of Hungary with its registered office located at 1095 Budapest, Soroksari ut 94-96, Republic of Hungary (the “Company”), and the former equity owners of the Company, each of whom is set forth on the signature page of this Agreement (“Company Equityholders”). Each, unless otherwise specifically identified, a “Party” and, collectively, the “Parties”).

R E C I T A L S:

WHEREAS, each of the Issuer, the Issuer Shareholder, the Company and the Company Equityholders entered into a Securities Exchange Agreement dated as of March 16, 2007 (the “Agreement”); and

WHEREAS, on and as of April 10, 2007, the Reorganization (as defined in the Agreement) and the other documents and transactions contemplated by the Agreement were consummated and closed (the “Closing”);

WHEREAS, it has become apparent that Section 9.1 of the Agreement provides that the Agreement automatically terminates if the Reorganization (as defined in the Agreement) has not been consummated by March 31, 2007;

WHEREAS, it was always the Parties intentions to consummate the Reorganization and the other documents and transactions contemplated by the Agreement;
WHEREAS, for the avoidance of doubt, the Parties wish to amend Section 9.1 of the Agreement, nunc pro tunc, to extend the automatic termination date until May 31, 2007; and

WHEREAS, for the avoidance of doubt, the Parties wish to affirm and ratify the Agreement, and all of their respective rights and obligations therein, as amended by this Amendment, and affirm and ratify the consummation of the Reorganization, the Closing and all of the Parties’ respective rights and obligations set forth in the respective documents and agreements delivered at Closing.

NOW, THEREFORE, in consideration of the premises, mutual covenants and conditions herein contained, IT IS HEREBY AGREED AS FOLLOWS:

1.           Amendment to Section 9.1 of the Agreement. Section 9.1 of the Agreement hereby amended to read, in its entirety, as follows:

“9.1      Termination by either the Company or Issuer.  This Agreement may be terminated by either the Company or Issuer at any time if there has been a breach by the other of any representation, warranty, or covenant which breach remains uncured for a period of 30 days following written notice thereof given in accordance with Section 10.6 hereof. This Agreement may be terminated at any time by the mutual consent of the Company and Issuer.  This Agreement shall automatically terminate if the Reorganization has not been consummated by May 30, 2007. If this Agreement so terminates, all parties hereto shall be absolved from any claims or liabilities arising from and in connection with this Agreement.”

2.           Express Affirmation of the Agreement; Ratification of Closing and Transactions and Documents Contemplated Thereby. The Parties hereby expressly affirm and ratify the Agreement, and all of their respective rights and obligations therein, as amended by this Amendment, and ratify the consummation of the Reorganization (as defined in the Agreement), the Closing and all of the Parties’ respective rights and obligations set forth in the respective documents and agreements delivered at Closing.

3.           Except as amended by this Amendment, the provisions of the Agreement shall otherwise remain unchanged.

4.           This Amendment may be executed in one or more counterparts and by facsimile signature, each of which shall be treated as an original, and all of which, when taken together, shall comprise one instrument.

IN WITNESS WHEREOF, the Parties have hereunto set forth their respective hands as of the date first above-written.

The Issuer:		The Company:
Power of the Dream Ventures, Inc.		Vidatech Kft
f/k/a “Tia V, Inc.”

By	/s/ Viktor Rozsnyay	By	/s/ Daniel Kun, Jr.
Name:	Viktor Rozsnyay	Name:	Daniel Kun, Jr.
Title:	President & CEO	Title:	Managing Director

The Issuer Shareholder:

/s/ Mary Passalaqua	/s/ Mary Passalaqua
Mary Passalaqua	Mary Passalaqua, in her capacities as former President and Secretary of the Issuer

EXCHANGE AGENT (affirming and ratifying only as to the provisions of Section 6.8 of the Agreement):

/s/ Dr. Gabor Szilagyi
Dr. Gabor Szilagyi

The Company Equityholders:

/s/ Daniel Kun, Sr.
Daniel Kun, Sr.

/s/ Daniel Kun, Jr.
Daniel Kun, Jr.

/s/ Brigitta Kunne Besenyei
Brigitta Kunne Besenyei

/s/ Erika Kira Kiraly
Erika Kira Kiraly

/s/ Tamas Horvath
Tamas Horvath

/s/ Aniko Horvath Tamasne Szocs
Aniko Horvath Tamasne Szocs

/s/ Mariann Erdiczky
Mariann Erdiczky

/s/ Fejes Barnabas
Fejes Barnabas

/s/ Viktor Rozsnyay
Viktor Rozsnyay

/s/ Magdolna Nagyne Sulya
Magdolna Nagyne Sulya

/s/ Eva Rozsnyay
Eva Rozsnyay

/s/ Balazs Kovacs
Balazs Kovacs

/s/ Maria Makay
Maria Makay

/s/ Judit Remenyik
Judit Remenyik

/s/ Imre Eotvos
Imre Eotvos

/s/ Noemi Kiss
Noemi Kiss

/s/ Laszlo Janos Kiss
Laszlo Janos Kiss

/s/ Gabriella Kissné Vályi
Gabriella Kissné Vályi

/s/ Zsolt Eross
Zsolt Eross

/s/ Gabor Bartko
Gabor Bartko

/s/ Zsolt Blaschek
Zsolt Blaschek

/s/ Jozsef Cziegler
Jozsef Cziegler

/s/ Imre Kalmar Nagy
Imre Kalmar Nagy

/s/ Gabor Foldes
Gabor Foldes

/s/ Attila Toth
Attila Toth